Exhibit 8.1

AMENDED LIST OF SIGNIFICANT SUBSIDIARIES OF GOLD FIELDS LIMITED

(AS OF JUNE 30, 2009)

GFI Mining South Africa (Proprietary) Limited, incorporated in South Africa

GFL Mining Services Limited, incorporated in South Africa

Gold Fields Group Services Limited, incorporated in South Africa

Gold Fields Operations Limited, incorporated in South Africa(1)

GFI Joint Venture Holdings (Pty) Limited, incorporated in South Africa(2)

Gold Fields Orogen Holdings (BVI) Limited, incorporated in the British Virgin Islands

Gold Fields Holdings Company (BVI) Limited, incorporated in the British Virgin Islands

Gold Fields Ghana Holdings Limited, incorporated in the British Virgin Islands

Gold Fields Ghana Limited, incorporated in Ghana

Abosso Goldfields Limited, incorporated in Ghana

Gold Fields Australasia Limited, incorporated in the British Virgin Islands

Gold Fields Australia Pty Limited, incorporated in Australia

St. Ives Gold Mining Company (Pty) Limited, incorporated in Australia

Agnew Gold Mining Company (Pty) Limited, incorporated in Australia

Gold Fields Corona BVI Limited, incorporated in the British Virgin Islands

Gold Fields La Cima S.A., incorporated in Peru

Gold Fields Exploration B.V., incorporated in the Netherlands

Gold Fields Finland O.Y., incorporated in Finland

Gold Fields Artic Platinum O.Y, incorporated in Finland

Gold Fields Netherlands Services B.V., incorporated in the Netherlands(3)

Notes:

(1)	In fiscal 2007, Western Areas Limited changed its name to Gold Fields Operations Limited.
(2)	In fiscal 2007, Barrick Gold South Africa (Pty) Limited changed its name to GFI Joint Venture Holdings (Pty) Limited.
(3)	In fiscal 2007, Gold Fields Venezuela Holding B.V. changed its name to Gold Fields Netherlands Services B.V.